Exhibit (g)(1)

ADC RETIREMENT SAVINGS PLAN:   SCRIPT FOR CALL CENTER REGARDING TYCO ELECTRONICS’ TENDER OFFER:

PHONE REP:  DO NOT OFFER ANY OTHER INFORMATION OR TRY TO EXPLAIN ANYTHNG ABOUT THE OFFER OTHER THAN WHAT IS INCLUDED HERE.  ALL OTHER QUESTIONS ABOUT THE OFFER MUST BE REFERRED TO INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT 888-750-5834.

THE OFFER:

1.              Tyco Electronics Limited and Tyco Electronics Minnesota, Inc. have announced the intention to make an offer to purchase for cash all outstanding shares of common stock of ADC Telecommunications, Inc.

2.              The ADC Stock Fund, an available investment option in the ADC Retirement Savings Plan, holds shares of ADC stock that are eligible to be tendered.

YOUR NUMBER OF ADC SHARES HELD IN THE ADC RETIREMENT SAVINGS PLAN:

1.              The ADC Stock Fund consists primarily of shares of ADC common stock and a minimal cash component to facilitate daily transactions into and out of the Stock Fund.

2.              Plan participants who invest in the ADC Stock Fund hold units of the Fund.   Units are not equivalent to shares of ADC stock.

3.              You can review your participant stock fund information online at www.wellsfargo.com/myretireplan

4.              You may continue to engage in Plan transactions into and out of the ADC Stock Fund, including transfers into the ADC Stock Fund from other investment funds and transfers out of the ADC Stock Fund to other investment funds.   Upon successful completion of the tender offer, the “blackout period” described in the “Notice to Participants in the ADC Telecommunications, Inc. Retirement Savings Plan” will begin when ADC shares cease to be tradable following the expiration of the Offer.

HOW TO TENDER YOUR SHARES HELD IN THE ADC RETIREMENT SAVINGS PLAN:

1.              Information about the tender offer has been mailed to participants.  Please read all documents in the packet for detailed information about the Offer.  If you have not received a packet and are a stock fund participant, another packet can be sent to you.  (PHONE REP:  Send a Research Request to have the ADC team mail another packet if requested by the participant.)

2.              IF YOU WANT TO TENDER YOUR SHARES HELD IN THE ADC RETIREMENT SAVINGS PLAN, THE PACKET INSTRUCTS YOU TO COMPLETE THE “TENDER OFFER INSTRUCTION FORM” ENCLOSED IN THE PACKET AND TO MAIL THE COMPLETED “TENDER OFFER INSTRUCTION FORM” TO WELLS FARGO.   A PRE-PAID RETURN ENVELOPE IS INCLUDED IN THE MAILED PACKET FOR YOUR CONVENIENCE.

THE ONLY WAY FOR YOU TO TENDER YOUR Stock fund SHARES HELD IN THE PLAN IS TO MAIL A COMPLETED FORM TO WELLS FARGO.  YOU CANNOT TENDER YOUR SHARES IN THE ADC RETIREMENT SAVINGS PLAN BY ANY OTHER MEANS.  DO NOT RETURN THE ENCLOSED “LETTER OF TRANSMITTAL” TO WELLS FARGO.   YOU MUST MAIL THE ENCLOSED “TENDER OFFER INSTRUCTION FORM.”

YOUR COMPLETED “TENDER OFFER INSTUCTION FORM” MUST BE RECEIVED BY WELLS FARGO BY 5:59 PM EASTERN TIME ON THURSDAY, AUGUST 19, 2010.   IF YOU DO NOT SEND TIMELY TENDER INSTRUCTIONS, WELLS FARGO WILL TREAT THIS AS AN INSTRUCTION NOT TO TENDER YOUR SHARES.   IF THE TENDER OFFER IS EXTENDED, TYCO ELECTRONICS WILL MAKE A PUBLIC ANNOUNCEMENT OF SUCH EXTENSION.  IN THE EVENT THE TENDER OFFER IS EXTENDED, THE DEADLINE FOR SUBMITTING A “TENDER OFFER INSTRUCTION FORM” WILL AUTOMATICALLY BE EXTENDED UNTIL 5:59 PM EASTERN TIME ON THE DAY THAT IS TWO BUSINESS DAYS PRIOR TO THE NEW EXPIRATION TIME FOR THE TENDER OFFER.

3.              The number of shares you hold in the ADC Retirement Savings Plan is not shown on the “Tender Offer Instruction Form.”  Plan participants will be given an option to tender a percentage (whole percentage only) of their shares held in the Plan.

OTHER INFORMATION ABOUT THE OFFER:

PHONE REP:  DO NOT OFFER ANY OTHER INFORMATION OR TRY TO EXPLAIN ANYTHNG ABOUT THE OFFER OTHER THAN WHAT IS INCLUDED HERE.  ALL OTHER QUESTIONS ABOUT

THE OFFER MUST BE REFERRED TO INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT 888-750-5834.

If you have other questions about the Offer, including questions about ADC shares you hold outside of the ADC Retirement Savings Plan, you can call Innisfree M&A Incorporated, the Information Agent for the Offer, toll-free at 888-750-5834.